                                                                    Exhibit 11


                                   SECOND AMENDMENT
                                   ----------------


         SECOND AMENDMENT (this "Amendment"), dated as of June 12, 1997, among REFRACO INC., a Delaware corporation (the "Borrower"), the lenders party to the Term Loan Agreement referred to below on the date hereof and immediately before giving effect to this Amendment (the "Existing Banks"), BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), and each of the lenders listed on Schedule A hereto (the "New Banks"). Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided such terms in the Term Loan Agreement referred to below.


                                W I T N E S S E T H :


          WHEREAS, the Borrower, the Existing Banks and the Administrative Agent are parties to a Term Loan Agreement, dated as of April 15, 1997 (as amended, modified or supplemented through the date hereof, the "Term Loan Agreement"); and

          WHEREAS, the parties hereto wish to amend the Term Loan Agreement as provided herein;


          NOW, THEREFORE, it is agreed:

         1. Each of the Existing Banks severally and not jointly hereby sells and assigns to each of the New Banks without recourse and without representation or warranty (other than as expressly provided herein), and each New Bank hereby purchases and assumes from each of the Existing Banks, that interest in and to each of such Existing Bank's rights and obligations under the Term Loan Agreement as of the date hereof which represents such New Bank's pro rata share (for each such New Bank, its "Pro Rata Share") as set forth on such Schedule B hereto (calculated after giving effect to this Amendment) of all of the outstanding rights and obligations with respect to the outstanding Term Loans. After giving effect to this Amendment, each Bank's outstanding Loans will be as set forth on Schedule C hereto.

         2. In accordance with the requirements of Section 11.04(b) of the Term Loan Agreement, on the Second Amendment Effective Date (as defined below),
(i) the Term Loan Agreement shall be amended by deleting Schedule I thereto in its entirety and by inserting in lieu thereof a new Schedule I in the form of Schedule C hereto and (ii) the

Borrower agrees that it will issue to each Bank an appropriate Note in conformity with the requirements of Section 1.04 of the Term Loan Agreement.

         3. On and after the Second Amendment Effective Date, Schedule II to the Term Loan Agreement shall be amended by deleting such Schedule in its entirety and inserting in lieu thereof a new Schedule II in the form of Schedule D hereto.

         4. Each Existing Bank (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Term Loan Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Term Loan Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under the Term Loan Agreement or the other Credit Documents to which they are a party or any other instrument or document furnished pursuant thereto.

         5. Each New Bank (i) confirms that it has received a copy of the Term Loan Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) confirms that it is an Eligible Transferee under
Section 11.04(b) of the Term Loan Agreement; (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Term Loan Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Term Loan Agreement are required to be performed by it as a Bank; and (vi) to the extent legally entitled to do so, agrees to promptly submit the forms described in Section 11.04(b) of the Term Loan Agreement.

         6.     Each of the Existing Banks, the New Banks and the
Administrative Agent hereby agree that all amounts accrued with respect to the Loans prior to the delivery by such New Bank of the amount referred to in clause
(ii) of Section 11 of this Amendment shall be for the account of the Existing Banks, and that all such amounts accrued on and after the delivery of such amount referred to in clause (ii) of such Section 11 shall be for the account of such New Bank based upon its relevant Pro Rata Share.

         7. In accordance with Section 11.04(b) of the Term Loan Agreement, on and as of the date upon which each of the New Banks delivers the amounts referred to in clause (ii) of Section 11 of this Amendment, each New Bank shall become a "Bank" under, and for all purposes of, the Term Loan Agreement and the other Credit Documents and, notwithstanding anything to the contrary in Section
11.15 of the Term Loan Agreement, the Administrative Agent shall record the transfers contemplated hereby in the Register.

         8. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Term Loan Agreement or any other Credit Document.

         9. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         10. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         11. Subject to Section 12 of this Amendment, this Amendment shall become effective on the date (the "Second Amendment Effective Date") when (i) the Borrower, the Administrative Agent, each Existing Bank and each New Bank shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office and (ii) each New Bank shall have delivered to the Administrative Agent, for the accounts of the Existing Banks, an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Loans being assigned to such New Bank.

         12. Notwithstanding Section 11 of this Amendment, if for any reason any New Bank shall not have (i) signed a counterpart hereof and delivered the same to the Administrative Agent at its Notice Office on or prior to June 12, 1997 and (ii) delivered to the Administrative Agent an amount equal to such New Bank's relevant Pro Rata Share of the outstanding Loans being assigned to such New Bank on or prior to June 12, 1997, then, if each Existing Bank agrees, this Amendment shall become effective notwithAmendstanding such failure, provided that (x) Schedule C and Schedule D shall each be modified to delete any such New Bank and such New Bank's relevant Pro Rata Share shall be reallocated to among the Existing Banks in such manner as the Existing Banks shall agree and (y) the signature pages of this Amendment shall be deemed revised to delete such New Bank's name therefrom.

         13. From and after the Second Amendment Effective Date, all references in the Term Loan Agreement and each of the Credit Documents to the Term Loan Agreement shall be deemed to be references to the Term Loan Agreement as amended hereby.

                                   *      *      *

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                             REFRACO INC.


                             By /s/ Bragi F. Schut
                                ---------------------------------
                             Title: Executive Vice President

                             EXISTING BANKS:

                             BANKERS TRUST COMPANY,
                               Individually and as
                               Administrative Agent

                             By /s/ Gina S. Thompson
                                ---------------------------------
                             Title: Vice President


                             NEW BANKS:

                             CYPRESS TREE INVESTMENT
                               MANAGEMENT COMPANY, INC.

                             As:  Attorney-in-Fact and on behalf of First
                                    Allmerica Life Insurance Company


                             By /s/ Jeffrey Garner
                                ---------------------------------
                             Title: Assistant Vice President


                             DEBT STRATEGIES FUND, INC.

                             By /s/ Anthony R. Clemente
                                ---------------------------------
                             Title: Authorized Signatory


                             EQUITABLE LIFE ASSURANCE SOCIETY
                               OF THE UNITED STATES


                             By /s/ Joel Serebransky
                                ---------------------------------
                             Title: Investment Officer

                             KZH HOLDING CORPORATION II


                             By /s/ Virginia Conway
                                ---------------------------------
                             Title: Authorized Agent


                             MERRILL LYNCH DEBT
                               STRATEGIES PORTFOLIO


                             By:  Merrill Lynch Asset Management, L.P.,
                                    as Investment Advisor


                             By /s/ Anthony R. Clemente
                                ---------------------------------
                             Title: Authorized Signatory


                             ML CBO IV (CAYMAN) LTD.

                             By:  Protective Asset Management,
                                    L.L.C., as Collateral Manager


                             By /s/ James Dondero
                                ---------------------------------
                             Title: President


                             OCTAGON CREDIT INVESTORS LOAN
                               PORTFOLIO [A UNIT OF THE CHASE
                               MANHATTAN BANK]


                             By /s/ Joyce C. DeLucca
                                ---------------------------------
                             Title: Managing Director


                             PRIME INCOME TRUST


                             By /s/ Rafael Scolari
                                ---------------------------------
                             Title: V.P. Portfolio Manager

                             SENIOR HIGH INCOME PORTFOLIO, INC.


                             By /s/ Anthony Clemente
                                ---------------------------------
                             Title: Authorized Signatory


                             THE ING CAPITAL SENIOR SECURED
                               HIGH INCOME FUND, L.P.

                             By:  ING CAPITAL ADVISORS, INC.,
                                    as Investment Advisor


                             By /s/ Kathleen A. Lenarcic
                                ---------------------------------
                             Title: Vice President & Portfolio Manager

                             ROYALTON COMPANY

                             By:  Pacific Investment Management
                                    Company, as its investment advisor


                             By /s/ Raymond Kennedy
                             Title: Vice President

                                                                   SCHEDULE A
                                                                       to
                                                                Second Amendment
                                                                 ---------------



                                      NEW BANKS
                                      ---------

CYPRESS TREE INVESTMENT MANAGEMENT COMPANY, INC.
DEBT STRATEGIES FUND, INC.
EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
KZH HOLDING CORPORATION II
MERRILL LYNCH DEBT STRATEGIES PORTFOLIO
ML CBO IV (CAYMAN) LTD.
OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
PRIME INCOME TRUST
ROYALTON COMPANY
SENIOR HIGH INCOME PORTFOLIO, INC.
THE ING CAPITAL SENIOR SECURED HIGH INCOME FUND, L.P.

                                                                   SCHEDULE B
                                                                       to
                                                                Second Amendment
                                                                 ---------------



                                 RELEVANT PERCENTAGES
                                 --------------------

Bank                              Loans               Commitment
----                              -----               ----------

BANKERS TRUST COMPANY             8.57%                    8.57%

CYPRESS TREE INVESTMENT           4.76%                    4.76%
MANAGEMENT COMPANY, INC.

DEBT STRATEGIES FUND, INC.        4.92%                    4.92%

DEBT STRATEGIES PORTFOLIO         4.92%                    4.92%

EQUITABLE LIFE ASSURANCE         16.67%                   16.67%
SOCIETY OF THE UNITED STATES

KZH HOLDING CORPORATION II        4.76%                    4.76%

MERRILL LYNCH DEBT                4.92%                    4.92%
  STRATEGIES PORTFOLIO

ML CBO IV (CAYMAN) LTD.           4.76%                    4.76%

OCTAGON CREDIT INVESTORS         18.10%                   18.10%
  LOAN PORTFOLIO

PRIME INCOME TRUST               18.10%                   18.10%

ROYALTON COMPANY                  4.76%                    4.76%

SENIOR HIGH INCOME                4.92%                    4.92%
  PORTFOLIO, INC.

THE ING CAPITAL SENIOR            4.76%                    4.76%
  SECURED HIGH INCOME FUND,
  L.P.

                                                                   SCHEDULE C
                                                                       to
                                                                Second Amendment
                                                                 ---------------



                                     COMMITMENTS
                                     -----------

    Bank;                                          Commitment
    ----                                           ----------

BANKERS TRUST COMPANY                            $ 5,142,857.14

CYPRESS TREE INVESTMENT                          $ 2,857,142.86
MANAGEMENT COMPANY, INC.


DEBT STRATEGIES FUND, INC.                       $ 2,952,380.95

EQUITABLE LIFE ASSURANCE                         $10,000,000.00
SOCIETY OF THE UNITED STATES

KZH HOLDING CORPORATION II                       $ 2,857,142.85

MERRILL LYNCH DEBT                               $ 2,952,380.95
  STRATEGIES PORTFOLIO

ML CBO IV (CAYMAN) LTD.                          $ 2,857,142.86

OCTAGON CREDIT INVESTORS                         $10,857,142.86
LOAN PORTFOLIO

PRIME INCOME TRUST                               $10,857,142.86

ROYALTON COMPANY                                 $ 2,857,142.86

SENIOR HIGH INCOME                               $ 2,952,380.96
  PORTFOLIO, INC.

THE ING CAPITAL SENIOR                           $ 2,857,142.85
SECURED HIGH INCOME FUND, L.P.

                                                  -------------
                             Total:              $60,000,000.00

                                                                  SCHEDULE D
                                                                      to
                                                                Second Amendment
                                                                 ---------------



                                    BANK ADDRESSES
                                    --------------

BANKERS TRUST COMPANY                  130 Liberty Street
                                       New York, NY 10006
                                       Attention:  Gina Thompson
                                       Telephone:  (212) 250-7356
                                       Telecopier: (212) 250-7218

CYPRESS TREE INVESTMENT
  MANAGEMENT COMPANY, INC.             125 High Street
                                       Boston, MA  02110
                                       Attention:  Philip C. Robbins
                                       Telephone:  (617) 946-0600
                                       Telecopier:  (617) 946-5680

EQUITABLE LIFE ASSURANCE SOCIETY
  OF THE UNITED STATES                 1345 Avenue of the Americas
                                       38th Floor
                                       New York, NY  10105
                                       Attention:  Joel Serebransky
                                       Telephone:  (212) 969-2267
                                       Telecopier:  (212) 969-1554

DEBT STRATEGIES FUND, INC.             800 Scudders Mill Road
                                       Plainsboro, NJ 08536
                                       Attention:  Anthony Clemente
                                       Telephone:  (609) 282-2092
                                       Telecopier: (609) 282-2756

KZH HOLDING CORPORATION II             c/o The Chase Manhattan Bank
                                       450 West 33rd Street
                                       15th Floor
                                       New York, NY  10001
                                       Attention:  Robert Goodwin/Joseph Nerich
                                       Telephone:  (212) 946-7544
                                       Telecopier:  (212) 946-7776

                                                                      SCHEDULE D
                                                                          Page 2

MERRILL LYNCH DEBT STRATEGIES
  PORTFOLIO                            800 Scudders Mill Road
                                       Plainsboro, NJ 08536
                                       Attention:  Anthony Clemente
                                       Telephone:  (609) 282-2092
                                       Telecopies:  (609) 282-2756

ML CBO IV (CAYMAN) LTD.                13455 Noel Road
                                       2 Galleria Tower
                                       Dallas, TX  75240
                                       Attention:  T.J. Juffer
                                       Telephone:  (972) 233-4300
                                       Telecopier:  (972) 233-4343

OCTAGON CREDIT INVESTORS LOAN
  PORTFOLIO                            380 Madison Avenue
                                       12th Floor
                                       New York, NY  10017
                                       Attention:  Joyce DeLucca
                                       Telephone:  (212) 622-3104
                                       Telecopier:  (212) 622-3797

PRIME INCOME TRUST                     c/o Dean Witter Intercapital, Inc.
                                       Two World Trade Center
                                       72nd Floor
                                       New York, NY  10048
                                       Attention:  Peter Gewirtz
                                       Telephone:  (212) 392-9034
                                       Telecopier:  (212) 392-5345

ROYALTON COMPANY                       840 Newport Center Drive
                                       Newport Beach, CA  92658
                                       Attention:  Jason Rosiak
                                       Telephone:  (714) 640-3407
                                       Telecopier:  (714) 725-6839

                                                                      SCHEDULE D
                                                                          Page 3

SENIOR HIGH INCOME PORTFOLIO, INC      800 Scudders Mill Road
                                       Plainsboro, NJ 08536
                                       Attention:  Anthony Clemente
                                       Telephone:  (609) 282-2092
                                       Telecopies:  (609) 282-2756

THE ING CAPITAL SENIOR SECURED HIGH
  INCOME FUND, L.P.                    333 South Grand Avenue
                                       Suite 4250
                                       Los Angeles, CA  90071
                                       Attention:  Kathleen Lenarcic
                                       Telephone:  (213) 346-3971
                                       Telecopier:  (213) 346-3995